Exhibit 99.1

QuantRx Biomedical Corporation Provides Corporate Update

PORTLAND, Ore., July 14, 2011 /PRNewswire/ -- QuantRx® Biomedical Corporation (OTCQB:QTXB), an emerging leader in the development and commercialization of innovative diagnostic products based on its patented technology platforms, is pleased to announce that following the successful resolution and full settlement of all matters related to the QN Joint Venture as disclosed in a Form 8-K filed with the SEC on July 8, 2011, the Company is currently implementing a go to market strategy for its market ready over-the-counter (OTC) healthcare products.

Further, the Company plans to initiate a clinical study to confirm an innovative, and potentially practice changing, approach to fetal genomic diagnostics using its patented PadKit technology. These clinical investigations will be done in collaboration with GMSBIOTECH, with initial data anticipated to be generated prior to year end.

Dr. Shalom Hirschman, Chairman and CEO, stated, "The company is developing strategic plans to bring products to market as quickly as possible. Our OTC pads for daily feminine hygiene and intergluteal pads for the temporary relief of hemorrhoids will be the focus of the initial commercialization effort."

Further, Dr, William Fleming, Chief Scientific Officer, stated, "We are committed to building shareholder value by capitalizing on our innovative patented diagnostic technologies, particularly our genomic-based diagnostic technology targeting the monitoring of recurring cancers and serious fetal genomic disease and health conditions."

About QuantRx Biomedical

QuantRx Biomedical Corporation (OTCQB: QTXB) is focused on the development and commercialization of innovative over-the-counter and genomic products for advanced diagnosis of serious disease and health conditions. With synergistic expertise in the discovery of diagnostic platforms leveraging a vast portfolio of intellectual property, QuantRx's mission is to introduce products for use by its medical laboratory and consumers that deliver more accurate, reliable, and cost-effective diagnoses which result in improved patient care and a reduction in overall healthcare costs. The Company's technology portfolio, with more than a dozen patents, patents pending and licensed patents, includes: PAD technology for over-the-counter applications, and the diagnosis and treatment of women's health concerns and other medical needs, and significant investments in genome-based diagnostic chips for the laboratory and healthcare professional markets, addressing significant unmet medical needs by providing clinicians with important tools for early discovery and assessment.

This release may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements reflect, among other things, management's current expectations, management's current plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict including; general economic conditions, the Company's need for additional funds, the early state of the products the Company is developing, uncertainties relating to clinical trials and regulatory reviews, competition and dependence on collaborative partners, the Company's ability to avoid infringement of the patent rights of others, and the Company's ability to obtain adequate patent protection and to enforce these rights. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. QuantRx does not undertake any obligation to update or review any such forward-looking information, whether as a result of new information, future events or otherwise.

CONTACT:Dr. William FlemingChief Scientific OfficerQuantRx Biomedical Corporationwfleming@quantrx.comTel. 305-740-4465